UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Duff & Phelps Utility and Corporate Bond Trust Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC.

200 S. Wacker Drive, Suite 500

Chicago, Illinois 60606

UPDATED NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 14, 2020

The annual meeting of shareholders of Duff & Phelps Utility and Corporate Bond Trust Inc. (the “Fund”) that was originally scheduled for March 24, 2020 has been rescheduled for Tuesday, April 14, 2020, at 9:00 a.m., Central Time.

To mitigate potential risks to the health and safety of the Fund’s shareholders, directors and advisory and administrative personnel, the annual meeting will be held by audio teleconference only.

Shareholders may access the teleconference by calling either of the following two phone numbers at 9:00 a.m., Central Time, on Tuesday, April 14, 2020:

U.S. and Canada dial-in number (toll-free):	1-833-741-0113

International dial-in number (caller-paid):	1-929-517-9718

The above two phone numbers will only be active for the date and time of the meeting. If you have any questions prior to the meeting, please call Di Costa Partners at the phone number provided below.

The agenda for the annual meeting is unchanged from the previous notice dated January 16, 2020, and the proxy statement and proxy card that were mailed to shareholders on or about that date remain valid (except for the change in date and method of holding the annual meeting). Shareholders of record at the close of business on December 27, 2019 are entitled to vote at the meeting.

If you have already voted by mail, by telephone or online, you do not need to do anything. If you have any questions about the annual meeting or about voting, please call the Fund’s proxy solicitor, Di Costa Partners, at 1-833-892-6624 (toll-free).

For the Board of Directors of the Fund,

WILLIAM J. RENAHAN Secretary

March 25, 2020

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

IF YOU HAVE NOT YET VOTED, THE FUND NEEDS YOUR VOTE IMMEDIATELY